Exhibit 99.2
PART I. FINANCIAL INFORMATION
Item 1. Financial Statements
Western Gas Partners, LP
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in thousands, except per-unit amounts)

	Three Months Ended March 31,
	2009	2008 (1)

Revenues — affiliates
Gathering, processing and transportation of natural gas	$26,911	$27,195
Natural gas, natural gas liquids and condensate sales	16,509	42,607
Equity income and other	1,730	650

Total revenues — affiliates	45,150	70,452

Revenues — third parties
Gathering, processing and transportation of natural gas	3,806	4,110
Natural gas, natural gas liquids and condensate sales	1,470	5,327
Other	462	1,533

Total revenues — third parties	5,738	10,970

Total Revenues	50,888	81,422

Operating Expenses(2)
Cost of product	12,528	33,728
Operation and maintenance	9,236	10,946
General and administrative	4,723	1,960
Property and other taxes	1,757	1,633
Depreciation and amortization	8,621	7,782

Total Operating Expenses	36,865	56,049

Operating Income	14,023	25,373
Interest income (expense), net — affiliates	2,440	(1,789)
Other income, net	5	4

Income Before Income Taxes	16,468	23,588

Income Tax (Benefit) Expense	(490)	8,467

Net Income	$16,958	$15,121

Calculation of Limited Partner Interest in Net Income:
Net income	$16,958	n/a	(3)
Less general partner interest in net income	339	n/a

Limited partner interest in net income	$16,619	n/a

Net income per limited partner unit — basic and diluted	$0.30	n/a
Limited partner units outstanding — basic and diluted	55,629	n/a

(1)	Financial information for 2008 has been revised to include results attributable to the Powder River assets. See Note 1—Description of Business and Basis of Presentation—Powder River acquisition.

(2)	Operating expenses include amounts charged by Anadarko and its affiliates to the Partnership for services as well as reimbursement of amounts paid by Anadarko and its affiliates to third parties on behalf of the Partnership. Cost of product expenses include product purchases from Anadarko and its affiliates of $1.7 million and $7.1 million for the three months ended March 31, 2009 and 2008, respectively. Operation and maintenance expenses include charges from affiliates of $3.7 million and $4.1 million for the three months ended March 31, 2009 and 2008, respectively. General and administrative expenses include charges from affiliates of $3.4 million and $1.9 million for the three months ended March 31, 2009 and 2008, respectively. See Note 5—Transactions with Affiliates.

(3)	Not applicable because the Partnership did not complete its initial public offering until May 2008.
See accompanying notes to the unaudited consolidated financial statements.

Western Gas Partners, LP
CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except number of units)

	March 31,	December 31,
	2009	2008

ASSETS
Current Assets
Cash and cash equivalents	$27,296	$33,306
Accounts receivable, net — third parties	5,758	5,878
Accounts receivable — affiliates	7,759	3,235
Natural gas imbalance receivables — third parties	379	389
Natural gas imbalance receivables — affiliates	2,022	1,422
Other current assets	815	1,149

Total current assets	44,029	45,379

Note receivable — Anadarko	260,000	260,000
Property, Plant and Equipment
Cost	685,677	680,591
Less accumulated depreciation	171,096	162,776

Net property, plant and equipment	514,581	517,815
Goodwill	14,436	14,436
Equity investment	18,622	18,183
Other assets	596	628

Total Assets	$852,264	$856,441

LIABILITIES AND PARTNERS’ CAPITAL
Current Liabilities
Accounts payable	$4,252	$5,544
Natural gas imbalance payable — third parties	162	244
Natural gas imbalance payable — affiliates	1,844	1,198
Accrued ad valorem taxes	3,075	1,330
Income taxes payable	211	146
Accrued liabilities — third parties	4,349	7,726
Accrued liabilities — affiliates	162	153

Total current liabilities	14,055	16,341
Long-Term Liabilities
Note payable — Anadarko	175,000	175,000
Deferred income taxes	498	1,053
Asset retirement obligations and other	9,240	9,093

Total long-term liabilities	184,738	185,146

Total Liabilities	198,793	201,487

Commitments and Contingencies (Note 11)

Partners’ Capital
Common units (29,093,197 units issued and outstanding at March 31, 2009 and December 31, 2008)	366,638	368,049
Subordinated units (26,536,306 units issued and outstanding at March 31, 2009 and December 31, 2008)	275,847	275,917
General partner units (1,135,296 units issued and outstanding at March 31, 2009 and December 31, 2008)	10,986	10,988

Partners’ Capital	653,471	654,954

Total Liabilities and Partners’ Capital	$852,264	$856,441

See accompanying notes to the unaudited consolidated financial statements.

Western Gas Partners, LP
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended March 31,
	2009	2008(1)

Cash Flows from Operating Activities
Net income	$16,958	$15,121
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,621	7,782
Deferred income taxes	(555)	2,103
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(5,940)	1,698
(Increase) in natural gas imbalance receivable	(590)	(327)
Increase (decrease) in accounts payable and accrued expenses	(817)	604
Increase (decrease) in other items, net	(112)	343

Net cash provided by operating activities	17,565	27,324
Cash Flows from Investing Activities
Capital expenditures	(6,546)	(6,707)

Net cash used in investing activities	(6,546)	(6,707)
Cash Flows from Financing Activities
Distributions to unitholders	(17,029)	—
Net distributions to Anadarko	—	(20,617)

Net cash (used in) financing activities	(17,029)	(20,617)

Net Increase (Decrease) in Cash and Cash Equivalents	(6,010)	—
Cash and Cash Equivalents at Beginning of Period	33,306	—

Cash and Cash Equivalents at End of Period	$27,296	$—

Supplemental Disclosures
Decrease in accrued capital expenditures	$1,469	$1,016
Interest paid	1,454	—

(1)	Financial information for 2008 has been revised to include activity attributable to the Powder River assets. See Note 1—Description of Business and Basis of Presentation—Powder River acquisition.
See accompanying notes to the unaudited consolidated financial statements.

Notes to unaudited consolidated financial statements of Western Gas Partners, LP
1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION
Basis of presentation
Western Gas Partners, LP (the Partnership) is a Delaware limited partnership formed in August 2007. The Partnership’s assets consist of nine gathering systems, six natural gas treating facilities, two gas processing facilities and one interstate pipeline. The Partnership’s assets are located in East and West Texas, the Rocky Mountains (Utah and Wyoming) and the Mid-Continent (Kansas and Oklahoma). The Partnership is engaged in the business of gathering, compressing, processing, treating and transporting natural gas for Anadarko Petroleum Corporation and its consolidated subsidiaries and third-party producers and customers. For purposes of these financial statements, “Anadarko” refers to Anadarko Petroleum Corporation and its consolidated subsidiaries, excluding the Partnership and “affiliates” refers to wholly owned and partially owned subsidiaries of Anadarko, excluding the Partnership. The Partnership’s general partner is Western Gas Holdings, LLC, a wholly owned subsidiary of Anadarko.
The consolidated financial statements include the accounts of the Partnership and entities in which it holds a controlling financial interest. All significant intercompany transactions have been eliminated. Investments in non-controlled entities over which the Partnership exercises significant influence are accounted for under the equity method. The information furnished herein reflects all normal recurring adjustments that are, in the opinion of management, necessary for a fair statement of financial position as of March 31, 2009 and December 31, 2008 and for the results of operations, changes in partners’ capital and cash flows for the three months ended March 31, 2009 and 2008. The Partnership’s financial results for the three months ended March 31, 2009 are not necessarily indicative of the results for the full year ending December 31, 2009.
The accompanying consolidated financial statements of the Partnership have been prepared in accordance with accounting principles generally accepted in the United States. To conform to these accounting principles, management makes estimates and assumptions that affect the amounts reported in the consolidated financial statements and the notes thereto. These estimates are evaluated on an ongoing basis, utilizing historical experience and other methods considered reasonable under the particular circumstances. Although these estimates are based on management’s best available knowledge at the time, actual results may differ. Effects on the Partnership’s business, financial position and results of operations resulting from revisions to estimates are recognized when the facts that give rise to the revision become known. Changes in facts and circumstances or discovery of new facts or circumstances may result in revised estimates and actual results may differ from these estimates.
The accompanying consolidated financial statements and notes should be read in conjunction with the Partnership’s annual report on Form 10-K, as filed with the Securities and Exchange Commission on March 13, 2009.
Initial public offering
On May 14, 2008, the Partnership closed its initial public offering of 18,750,000 common units at a price of $16.50 per unit. On June 11, 2008, the Partnership issued an additional 2,060,875 common units to the public pursuant to the partial exercise of the underwriters’ over-allotment option. The May 14 and June 11 issuances are referred to collectively as the initial public offering. The common units are listed on the New York Stock Exchange under the symbol “WES.”
Concurrent with the closing of the initial public offering, Anadarko contributed the assets and liabilities of Anadarko Gathering Company LLC (AGC), Pinnacle Gas Treating LLC (PGT) and MIGC LLC (MIGC) to the Partnership in exchange for 1,083,115 general partner units, representing a 2.0% general partner interest in the Partnership, 100% of the incentive distribution rights (IDRs), 5,725,431 common units and 26,536,306 subordinated units. AGC, PGT and MIGC are referred to collectively as the initial assets. The common units issued to Anadarko include 751,625 common units issued following the expiration of the underwriters’ over-allotment option and represent the portion of the common units for which the underwriters did not exercise their over-allotment option. See Note 4—Partnership Equity and Distributions in Item 8 of our annual report on Form 10-K for information related to the distribution rights of the common and subordinated unitholders and to the IDRs held by the general partner.

Notes to unaudited consolidated financial statements of Western Gas Partners, LP
Powder River acquisition
On December 19, 2008, the Partnership acquired certain midstream assets from Anadarko for consideration consisting of $175.0 million cash, which was financed by borrowing $175.0 million from Anadarko pursuant to the terms of a five-year term loan agreement, 2,556,891 common units and 52,181 general partner units. The acquisition consisted of (i) a 100% ownership interest in the Hilight system, (ii) a 50% interest in the Newcastle system and (iii) a 14.81% limited liability company membership interest in Fort Union Gas Gathering, L.L.C. (Fort Union). These assets are referred to collectively as the Powder River assets and the acquisition is referred to as the Powder River acquisition.
General information
As of March 31, 2009 and December 31, 2008, Anadarko held 1,135,296 general partner units representing a 2.0% general partner interest in the Partnership, 100% of the Partnership incentive distribution rights, 8,282,322 common units and 26,536,306 subordinated units. Anadarko’s common and subordinated unit ownership represents an aggregate 61.3% limited partner interest in the Partnership. The public held 20,810,875 common units, representing a 36.7% limited partner interest in the Partnership.
Anadarko acquired MIGC and the Powder River assets in connection with its August 23, 2006 acquisition of Western Gas Resources, Inc. The acquisition of the initial assets and the Powder River assets were considered transfers of net assets between entities under common control pursuant to the provisions of Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations, (SFAS 141) Appendix D. SFAS 141 requires that all income statements be revised to include the results of the acquired assets as of the date of common control. Accordingly, the Partnership’s historical financial statements for the three months ended March 31, 2008 have been recast to reflect the results attributable to the Powder River assets for this period.
The “Partnership” as used herein refers to the combined financial results and operations of AGC, PGT and MIGC from January 1, 2008 through May 14, 2008 and to the Partnership thereafter, combined with the financial results and operations of the Powder River assets for all periods presented herein. The consolidated financial statements for periods prior to May 14, 2008 with respect to the initial assets and prior to December 19, 2008 with respect to the Powder River assets have been prepared from Anadarko’s historical cost-basis accounts and may not necessarily be indicative of the actual results of operations that would have occurred if the Partnership had owned the assets and operated as a separate entity during the periods reported.
2. NEW ACCOUNTING STANDARDS
SFAS No. 141 (revised 2007), Business Combinations (SFAS 141(R)). SFAS 141(R) applies fair value measurement in accounting for business combinations, expands financial disclosures, defines an acquirer and modifies the accounting for some business combinations items. Under SFAS 141(R), an acquirer is required to record 100% of assets and liabilities, including goodwill, contingent assets and contingent liabilities, at fair value. This replaces the cost allocation process applied under SFAS No. 141. In addition, contingent consideration must be recognized at fair value at the acquisition date, acquisition-related costs must be expensed rather than treated as an addition to the assets being acquired and restructuring costs are required to be recognized separately from the business combination. SFAS 141 (R) did not change the accounting for transfers of assets between entities under common control. SFAS 141(R) became effective on January 1, 2009 for the Partnership.
Emerging Issues Task Force (EITF) Issue No. 07-4, Application of the Two-Class Method under FASB Statement No. 128, Earnings per Share, to Master Limited Partnerships (EITF 07-4), and Financial Accounting Standards Board (FASB) Staff Position EITF Issue No. 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities (FSP EITF 03-6-1). EITF 07-4 addresses the application of the two-class method under SFAS No. 128, Earnings per Share (SFAS 128), in determining income per unit for master limited partnerships having multiple classes of securities including limited partnership units, general partnership units and, when applicable, IDRs of the general partner. EITF 07-4 clarifies that the two-class method would apply, and provides the methodology for and circumstances under which undistributed earnings are allocated to the general partner, limited partners and IDR holders. In June 2008, the FASB issued FSP EITF 03-6-1 addressing whether instruments granted in share-based payment transactions are participating securities prior to vesting and therefore required to be accounted for in calculating earnings per unit under the two-class method described in SFAS 128. FSP EITF 03-6-1 requires companies to treat unvested share-based payment awards that have non-forfeitable rights to dividend or dividend equivalents as a separate class of securities in calculating earnings per unit. The Partnership adopted EITF 07-4 and FSP EITF 03-6-1 effective January 1, 2009 and has applied these provisions with respect to all periods in which earnings per unit is presented. EITF 07-4 did not impact earnings per unit for the periods presented herein and FSP EITF 03-6-1 did not have a significant impact on earnings per unit for the periods presented herein.

Notes to unaudited consolidated financial statements of Western Gas Partners, LP
3. PARTNERSHIP DISTRIBUTIONS
The partnership agreement requires that, within 45 days subsequent to the end of each quarter, beginning with the quarter ended June 30, 2008, the Partnership distribute all of its available cash (as defined in the partnership agreement) to unitholders of record on the applicable record date. On February 13, 2009, the Partnership paid cash distributions to its unitholders of $0.30 per unit, representing the distribution for the quarter ended on December 31, 2008. See also Note 12—Subsequent Event concerning distributions approved in April 2009.
4. NET INCOME PER LIMITED PARTNER UNIT
The Partnership’s net income attributable to the initial assets for periods including and subsequent to May 14, 2008 and its net income attributable to the Powder River assets for periods including and subsequent to December 19, 2008 is allocated to the general partner and the limited partners, including any subordinated unitholders, in accordance with their respective ownership percentages, and where applicable, giving effect to unvested units granted under the Western Gas Partners, LP 2008 Long-Term Incentive Plan (LTIP) and incentive distributions allocable to the general partner. The allocation of undistributed earnings, or net income in excess of distributions, to the incentive distribution rights is limited to available cash (as defined by the Partnership Agreement) for the period. The Partnership’s net income allocable to the limited partners is allocated between the common and subordinated unitholders by applying the provisions of the partnership agreement that govern actual cash distributions as if all earnings for the period had been distributed. Accordingly, if current net income allocable to the limited partners is less than the minimum quarterly distribution, or if cumulative net income allocable to the limited partners since May 14, 2008 is less than the cumulative minimum quarterly distributions, more income is allocated to the common unitholders than the subordinated unitholders for that quarterly period.
Basic and diluted net income per limited partner unit is calculated by dividing limited partners’ interest in net income by the weighted average number of limited partner units outstanding during the period.
The following table illustrates the Partnership’s calculation of net income per unit for common and subordinated limited partner units (in thousands, except per-unit information):

Three Months Ended
March 31, 2009
Net income	$16,958
Less general partner interest in net income	339

Limited partner interest in net income	$16,619

Net income allocable to common units	$8,728
Net income allocable to subordinated units	7,891

Limited partner interest in net income	$16,619

Net income per limited partner unit — basic and diluted
Common units	$0.30
Subordinated units	$0.30
Total	$0.30

Weighted average limited partner units outstanding — basic and diluted
Common units	29,093
Subordinated units	26,536

Total	55,629

Notes to unaudited consolidated financial statements of Western Gas Partners, LP
5. TRANSACTIONS WITH AFFILIATES
Affiliate transactions
The Partnership provides natural gas gathering, compression, treating and transportation services to Anadarko and a portion of the Partnership’s expenditures were paid by or to Anadarko, which results in affiliate transactions. In addition, contributions to and distributions from Fort Union were paid or received by Anadarko. Prior to May 14, 2008 with respect to the initial assets and prior to December 19, 2008 with respect to the Powder River assets, balances arising from affiliate transactions were net-settled on a non-cash basis by way of an adjustment to parent net equity. Anadarko charged the Partnership interest at a variable rate (6.42% for March 2008) on outstanding affiliate balances owed by the Partnership to Anadarko for the periods these balances remained outstanding. The outstanding affiliate balances were entirely settled through an adjustment to parent net equity in connection with the initial public offering and the Powder River acquisition. Subsequent to May 14, 2008 with respect to the initial assets and subsequent to December 19, 2008 with respect to the Powder River assets, affiliate transactions are cash-settled and affiliate-based interest expense on intercompany balances is not charged.
Note receivable from Anadarko
Concurrent with the closing of the initial public offering, the Partnership loaned $260.0 million to Anadarko in exchange for a 30-year note bearing interest at a fixed annual rate of 6.50%. Interest on the note is payable quarterly.
Term Loan Agreement with Anadarko
Concurrent with the closing of the Powder River acquisition, the Partnership entered into a five-year, $175.0 million term loan agreement with Anadarko under which the Partnership pays Anadarko interest at a fixed rate of 4.0% for the first two years and a floating rate of interest at three-month LIBOR plus 150 basis points for the final three years. See Note 9—Debt.
Commodity Price Swap Agreements
The Partnership entered into commodity price swap agreements with Anadarko in December 2008 to mitigate exposure to commodity price volatility that would otherwise be present as a result of the Partnership’s acquisition of the Hilight and Newcastle systems. Beginning on January 1, 2009, the commodity price swap agreements fix the margin the Partnership will realize on its share of revenues under percent-of-proceeds contracts applicable to natural gas processing activities at the Hilight and Newcastle systems. In this regard, the Partnership’s notional volumes for each of the swap agreements are not specifically defined; instead, the commodity price swap agreements apply to volumes equal in amount to the Partnership’s share of actual volumes processed at the Hilight and Newcastle systems. Because the notional volumes are not fixed, the commodity price swap agreements do not satisfy the definition of a derivative financial instrument. The Partnership reports realized gains and losses on the commodity price swap agreements in natural gas, natural gas liquids and condensate sales—affiliates in the consolidated statements of income in the period in which the associated revenues are recognized. During the three months ended March 31, 2009, the Partnership recorded realized gains of $1.8 million attributable to the commodity price swap agreements.
Below is a summary of the fixed prices on the Partnership’s commodity price swap agreements outstanding as of March 31, 2009. The commodity price swap arrangements expire in December 2010 and the Partnership at its option may extend the agreements annually for three additional years.

	Year Ended December 31,
	2009	2010
	(per barrel)
Natural Gasoline	$55.60	$63.20
Condensate	$62.27	$70.72
Propane	$35.56	$40.63
Butane	$42.24	$48.15

	(per MMBtu)
Natural Gas	$4.85	$5.61
Cash management
Anadarko operates a cash management system whereby excess cash from most of its subsidiaries, held in separate bank accounts, is swept to a centralized account. Prior to May 14, 2008 with respect to the initial assets and prior to December 19, 2008 with respect to the Powder River assets, sales and purchases related to third-party transactions were received or paid in cash by Anadarko within the centralized cash management system and were settled with the Partnership through an adjustment to parent net equity. Subsequent to May 14, 2008 with respect to the initial assets and subsequent to

Notes to unaudited consolidated financial statements of Western Gas Partners, LP
December 19, 2008 with respect to the Powder River assets, the Partnership cash-settles transactions directly with third parties and with Anadarko affiliates.
Credit facilities
In March 2008, Anadarko entered into a five-year $1.3 billion credit facility under which the Partnership may borrow up to $100.0 million. Concurrent with the closing of the initial public offering, the Partnership entered into a two-year $30.0 million working capital facility with Anadarko as the lender. See Note 9—Debt for more information on these credit facilities.
Omnibus agreement
Concurrent with the closing of the initial public offering, the Partnership entered into an omnibus agreement with the general partner and Anadarko that addresses the following:
•	Anadarko’s obligation to indemnify the Partnership for certain liabilities and the Partnership’s obligation to indemnify Anadarko for certain liabilities with respect to the initial assets;

•	the Partnership’s obligation to reimburse Anadarko for all expenses incurred or payments made on the Partnership’s behalf in conjunction with Anadarko’s provision of general and administrative services to the Partnership, including salary and benefits of the general partner’s executive management and other Anadarko personnel and general and administrative expenses which are attributable to the Partnership’s status as a separate publicly traded entity;

•	the Partnership’s obligation to reimburse Anadarko for all insurance coverage expenses it incurs or payments it makes with respect to the Partnership’s assets; and

•	the Partnership’s obligation to reimburse Anadarko for the Partnership’s allocable portion of commitment fees that Anadarko incurs under its $1.3 billion credit facility.
Pursuant to the omnibus agreement, Anadarko performs centralized corporate functions for the Partnership, such as legal, accounting, treasury, cash management, investor relations, insurance administration and claims processing, risk management, health, safety and environmental, information technology, human resources, credit, payroll, internal audit, tax, marketing and midstream administration. The Partnership’s reimbursement to Anadarko for certain general and administrative expenses allocated to the Partnership is currently capped at $6.65 million annually through December 31, 2009, subject to adjustment to reflect expansions of the Partnership’s operations through the acquisition or construction of new assets or businesses and with the concurrence of the special committee of our general partner’s board of directors. The cap contained in the omnibus agreement does not apply to incremental general and administrative expenses allocated to or incurred by the Partnership as a result of being a publicly traded partnership. The consolidated financial statements of the Partnership include costs allocated by Anadarko pursuant to the omnibus agreement for periods including and subsequent to May 14, 2008.
Services and secondment agreement
Concurrent with the closing of the initial public offering, the general partner and Anadarko entered into a services and secondment agreement pursuant to which specified employees of Anadarko are seconded to the general partner to provide operating, routine maintenance and other services with respect to the assets owned and operated by the Partnership under the direction, supervision and control of the general partner. Pursuant to the services and secondment agreement, the Partnership will reimburse Anadarko for services provided by the seconded employees. The initial term of the services and secondment agreement is 10 years and the term will automatically extend for additional twelve-month periods unless either party provides 180 days written notice otherwise before the applicable twelve-month period expires. The consolidated financial statements of the Partnership include costs allocated by Anadarko pursuant to the services and secondment agreement for periods including and subsequent to May 14, 2008 with respect to the initial assets and periods including and subsequent to December 1, 2008 with respect to the Powder River assets.
Tax sharing agreement
Concurrent with the closing of the initial public offering, the Partnership and Anadarko entered into a tax sharing agreement pursuant to which the Partnership reimburses Anadarko for the Partnership’s share of Texas margin tax borne by Anadarko as a result of the Partnership’s results being included in a combined or consolidated tax return filed by Anadarko with respect to periods subsequent to May 14, 2008. Anadarko may use its tax attributes to cause its combined or consolidated group, of which the Partnership may be a member for this purpose, to owe no tax. However, the Partnership is nevertheless required to reimburse Anadarko for the tax the Partnership would have owed had the attributes not been available or used for the Partnership’s benefit, regardless of whether Anadarko pays taxes for the period.

Notes to unaudited consolidated financial statements of Western Gas Partners, LP
Allocation of costs
The consolidated financial statements of the Partnership include costs allocated by Anadarko in the form of a management services fee for periods prior to May 14, 2008 with respect to the initial assets and prior to December 1, 2008 with respect to the Powder River assets. General, administrative and management costs were allocated to the Partnership based on its proportionate share of Anadarko’s assets and revenues. Management believes these allocation methodologies are reasonable.
The employees supporting the Partnership’s operations are employees of Anadarko. Anadarko charges the Partnership its allocated share of personnel costs, including costs associated with Anadarko’s non-contributory defined pension and postretirement plans and defined contribution savings plan, through the management services fee or pursuant to the omnibus agreement and services and secondment agreement described above.
Equity-based compensation
Pursuant to SFAS No. 123 (revised 2004), Shared-Based Payment, (SFAS 123(R)), grants made under equity-based compensation plans result in equity-based compensation expense which is determined by reference to the fair value of equity compensation as of the date of the relevant equity grant.
Long-term incentive plan
The general partner awarded 30,304 phantom units valued at $16.50 each to the general partner’s independent directors in May 2008. These phantom units were granted under the LTIP and will vest in May 2009. Compensation expense attributable to the phantom units granted under the LTIP is recognized entirely by the Partnership and, during the three months ended March 31, 2009, was approximately $123,000. The Partnership expects to recognize approximately $53,000 of additional compensation expense during the three months ending June 30, 2009 related to the phantom units currently granted under the LTIP.
Equity incentive plan and Anadarko incentive plans
The Partnership’s general and administrative expenses include equity-based compensation costs allocated by Anadarko to the Partnership for grants made pursuant to the Western Gas Holdings, LLC Amended and Restated Equity Incentive Plan (Incentive Plan), as well as the Anadarko Petroleum Corporation 1999 Stock Incentive Plan and the Anadarko Petroleum Corporation 2008 Omnibus Incentive Compensation Plan (Anadarko’s plans are referred to collectively as the Anadarko Incentive Plans). Under the Incentive Plan, participants are granted Unit Value Rights (UVRs), Unit Appreciation Rights (UARs) and Dividend Equivalent Rights (DERs). In April 2008, the general partner awarded to its executive officers an aggregate of 50,000 UVRs, UARs and DERs under its Incentive Plan. The Partnership’s general and administrative expense for the three months ended March 31, 2009 included approximately $878,000 of equity-based compensation expense for grants made pursuant to the Incentive Plan and Anadarko Incentive Plans. This amount excludes compensation expense associated with the LTIP. No such expense was included in the Partnership’s general and administrative expense for the three months ended March 31, 2008. These expenses are allocated to the Partnership by Anadarko as a component of compensation expense for the executive officers of the Partnership’s general partner and other employees pursuant to the omnibus agreement and employees who provide services to the Partnership pursuant to the services and secondment agreement.

Notes to unaudited consolidated financial statements of Western Gas Partners, LP
Summary of affiliate transactions
Affiliate expenses do not bear a direct relationship to affiliate revenues and third-party expenses do not bear a direct relationship to third-party revenues. Accordingly, the Partnership’s affiliate expenses are not those expenses necessary for generating affiliate revenues. Operating expenses include all amounts accrued or paid to affiliates for the operation of the Partnership’s systems, whether in providing services to affiliates or to third parties, including field labor, measurement and analysis, and other disbursements. The following table summarizes affiliate transactions.

	Three Months Ended
	March 31,
	2009	2008
	(in thousands)
Affiliate transactions
Revenues — affiliates	$45,150	$70,452
Operating expenses — affiliates	8,825	13,118
Interest income — affiliates	4,225	—
Interest expense — affiliates	1,785	1,789

Distributions to unitholders — affiliates	$10,786	$—
6. INCOME TAXES
The following table summarizes the Partnership’s effective tax rate:

	Three Months Ended
	March 31,
	2009	2008
	(in thousands,
	except effective tax rate)
Income before income taxes	$16,468	$23,588
Income tax (benefit) expense	$(490)	$8,467

Effective tax rate	(3)%	36%
The decrease in income tax expense for the three months ended March 31, 2009 is primarily due to the Partnership’s U.S. federal income tax status as a non-taxable entity. Income earned by the Partnership for the three months ended March 31, 2009, was subject only to Texas margin tax while income earned by the Partnership for the three months ended March 31, 2008 was subject to federal and state tax. In addition, the estimated income attributed to Texas relative to total income decreased in 2009 compared to the prior year, which resulted in a reduction of previously recognized deferred taxes of $560,000, offset by the recognition of $70,000 of current year Texas margin tax expense, resulting in a net tax benefit for the period. For 2008, the Partnership’s variance from the federal statutory rate is primarily attributable to state income taxes.
7. CONCENTRATION OF CREDIT RISK
Anadarko was the only customer from whom revenues exceeded 10% of the Partnership’s consolidated revenues for the three months ended March 31, 2009 and 2008. The percentage of revenues from Anadarko and the Partnership’s other customers are as follows:

	Three Months Ended
	March 31,
Customer	2009	2008

Anadarko	86%	86%
Other	14%	14%

Total	100%	100%

Notes to unaudited consolidated financial statements of Western Gas Partners, LP
8. PROPERTY, PLANT AND EQUIPMENT
A summary of the historical cost of the Partnership’s property, plant and equipment is as follows:

	Estimated
	useful life	March 31, 2009	December 31, 2008
		(dollars in thousands)
Land	n/a	$354	$354
Gathering systems	15 to 25 years	589,527	585,304
Pipeline and equipment	30 to 34.5 years	85,821	85,598
Assets under construction	n/a	8,315	7,690
Other	3 to 25 years	1,660	1,645

Total property, plant and equipment		685,677	680,591
Accumulated depreciation		171,096	162,776

Total net property, plant and equipment		$514,581	$517,815

The cost of property classified as “Assets under construction” is excluded from capitalized costs being depreciated. This amount represents property elements that are works-in-progress and not yet suitable to be placed into productive service as of the balance sheet date.
9. DEBT
In December 2008, the Partnership entered into a five-year $175.0 million term loan agreement with Anadarko in order to finance the cash portion of the purchase price for the Powder River acquisition. The interest rate is fixed at 4.0% for the first two years and is a floating rate equal to three-month LIBOR plus 150 basis points for the final three years. The Partnership has the option to repay the outstanding principal amount in whole or in part commencing upon the second anniversary of the term loan agreement. The provisions of the term loan agreement are non-recourse to our general partner and our limited partners and contain customary events of default, including (i) nonpayment of principal when due or nonpayment of interest or other amounts within three business days of when due; (ii) certain events of bankruptcy or insolvency with respect to the Partnership; or (iii) a change of control. At March 31, 2009, the Partnership was in compliance with all covenants.
In March 2008, Anadarko entered into a five-year $1.3 billion credit facility under which the Partnership may borrow up to $100.0 million to the extent that sufficient amounts remain available to Anadarko and its subsidiaries. As of March 31, 2009, the full $100.0 million was available for borrowing by the Partnership. Interest on borrowings under the credit facility is calculated based on the election by the borrower of either: (i) a floating rate equal to the federal funds effective rate plus 0.50% or (ii) a periodic fixed rate equal to LIBOR plus an applicable margin. The applicable margin, which was 0.44% at March 31, 2009, and the commitment fees on the facility, are based on Anadarko’s senior unsecured long-term debt rating. Pursuant to the omnibus agreement, as a co-borrower under Anadarko’s credit facility, the Partnership is required to reimburse Anadarko for its allocable portion of commitment fees (currently 0.11% of the Partnership’s committed and available borrowing capacity, including the Partnership’s outstanding balances) that Anadarko incurs under its credit facility, or up to $110,000 annually. Under Anadarko’s credit agreements, the Partnership and Anadarko are required to comply with certain covenants, including a financial covenant that requires Anadarko to maintain a debt-to-capitalization ratio of 60% or less. As of March 31, 2009, Anadarko and the Partnership were in compliance with all covenants. Should the Partnership or Anadarko fail to comply with any covenant in Anadarko’s credit facility, the Partnership may not be permitted to borrow under the credit facility. Anadarko is a guarantor of all borrowings, including the Partnership’s borrowings, under the credit facility. The Partnership is not a guarantor of Anadarko’s borrowings under the credit facility. The $1.3 billion credit facility expires in March 2013.
In May 2008, the Partnership entered into a two-year $30.0 million working capital facility with Anadarko as the lender. At March 31, 2009, no borrowings were outstanding under the working capital facility. The facility is available exclusively to fund working capital expenditures. Borrowings under the facility will bear interest at the same rate that would apply to borrowings under the Anadarko credit facility described above. Pursuant to the omnibus agreement, the Partnership will pay a commitment fee of 0.11% annually to Anadarko on the unused portion of the working capital facility, or up to $33,000 annually. The Partnership is required to reduce all borrowings under the working capital facility to zero for a period of at least 15 consecutive days at least once during each of the twelve-month periods prior to the maturity date of the facility.
10. SEGMENT INFORMATION
The Partnership’s operations are organized into a single business segment, the assets of which consist of natural gas gathering and processing systems, treating facilities, a pipeline and related plant and equipment. To assess the operating results of the Partnership’s segment, management uses Adjusted EBITDA, which it defines as net income (loss) plus distributions from equity investee, non-cash share-based compensation expense, interest expense, income tax expense, depreciation and

Notes to unaudited consolidated financial statements of Western Gas Partners, LP amortization, less income from equity investee, interest income, income tax benefit and other income (expense). The Partnership changed its definition of Adjusted EBITDA from the definition used in prior periods. Adjusted EBITDA has been calculated using the revised definition for all periods presented.
Adjusted EBITDA is a supplemental financial measure that management and external users of the Partnership’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, use to assess, among other measures:
•	the Partnership’s operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to financing methods, capital structure or historical cost basis;

•	the ability of the Partnership’s assets to generate cash flow to make distributions; and

•	the viability of acquisitions and capital expenditure projects and the returns on investment of various investment opportunities.
Management believes that the presentation of Adjusted EBITDA provides information useful in assessing the Partnership’s financial condition and results of operations and that Adjusted EBITDA is a widely accepted financial indicator of a company’s ability to incur and service debt, fund capital expenditures and make distributions. Adjusted EBITDA, as defined by the Partnership, may not be comparable to similarly titled measures used by other companies. Therefore, the Partnership’s consolidated Adjusted EBITDA should be considered in conjunction with net income and other performance measures, such as operating income or cash flow from operating activities.
Below is a reconciliation of Adjusted EBITDA to net income.

	Three Months Ended March 31,
	2009	2008
	(in thousands)
Reconciliation of Adjusted EBITDA to net income
Adjusted EBITDA	$23,051	$34,220
Less:
Distributions from equity investee	1,111	1,407
Non-cash share-based compensation expense	846	—
Interest expense, net — affiliates	35	1,789
Interest expense from note — affiliate	1,750	—
Income tax expense	—	8,467
Depreciation and amortization	8,621	7,782
Add:
Equity income, net	1,550	342
Interest income from note — affiliate	4,225	—
Other income	5	4
Income tax benefit	490	—

Net Income	$16,958	$15,121

Notes to unaudited consolidated financial statements of Western Gas Partners, LP
11. COMMITMENTS AND CONTINGENCIES
Environmental
The Partnership is subject to federal, state and local regulations regarding air and water quality, hazardous and solid waste disposal and other environmental matters. Management believes there are no such matters that could have a material adverse effect on the Partnership’s results of operations, cash flows or financial position.
Litigation and legal proceedings
From time to time, the Partnership is involved in legal, tax, regulatory and other proceedings in various forums regarding performance, contracts and other matters that arise in the ordinary course of business. Management is not aware of any such proceeding for which a final disposition could have a material adverse effect on the Partnership’s results of operations, cash flows or financial position.
Lease commitments
Anadarko, on behalf of the Partnership, formerly leased compression equipment used exclusively by the Partnership. As a result of lease modifications in October 2008, Anadarko became the owner of the compression equipment, effectively terminating the lease. Pursuant to the Contribution, Conveyance and Assumption Agreement signed in connection with the initial public offering, Anadarko contributed the compression equipment to the Partnership in November 2008. The carrying value of the compression equipment at the contribution date was approximately $14.1 million. Rent expense associated with the compression equipment was approximately $372,000 for the three months ended March 31, 2008. As of March 31, 2009, the Partnership does not have significant non-cancelable lease commitments.
12. SUBSEQUENT EVENT
On April 21, 2009, the board of directors of the Partnership’s general partner declared a cash distribution to the Partnership’s unitholders of $0.30 per unit, or $17.0 million in aggregate. The cash distribution is payable on May 15, 2009 to unitholders of record at the close of business on May 1, 2009.
13. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS
The Partnership anticipates filing a shelf registration statement on Form S-3 in June 2009 under which the Partnership may issue and sell up to $1.25 billion of debt and equity securities. Debt securities issued under the shelf may be guaranteed by WGR Operating, LP (WGR Operating), AGC, PGT, MIGC, Western Gas Wyoming, L.L.C. (WG Wyoming) and Western Gas Operating, LLC, each of which is wholly owned subsidiary of the Partnership. WG Wyoming holds the Partnership’s 14.81% interest in Fort Union. The guarantees, if issued, will be full, unconditional, joint and several. The following condensed consolidating financial information reflects the Partnership’s stand-alone accounts, the consolidated accounts of the guarantor subsidiaries, consolidating adjustments and eliminations, and the Partnership’s consolidated accounts for the three months ended March 31, 2009 and as of March 31, 2009 and December 31, 2008. The condensed consolidating financial information should be read in conjunction with the Partnership’s accompanying unaudited consolidated financial statements and related notes.
WGR Operating acquired the initial assets in connection with the Partnership’s initial public offering in May 2008 and acquired the Powder River assets in connection with the December 2008 Powder River acquisition (see Note 1). Anadarko acquired MIGC and the Powder River assets in connection with its August 23, 2006 acquisition of Western Gas Resources, Inc. Therefore, WGR Operating’s accounts include the results of operations of the initial assets and the Powder River assets for all periods presented. Western Gas Partners, LP did not hold an interest in WGR Operating and its subsidiaries prior to the Partnership’s initial public offering in May 2008; thus financial information for the three months ended March 31, 2008 is not presented. The Partnership’s investments in its subsidiaries are presented in accordance with the equity method of accounting.

Notes to unaudited consolidated financial statements of Western Gas Partners, LP

Statement of Income	Three Months Ended March 31, 2009
	(in thousands)
	Western Gas	Guarantor
	Partners, LP	Subsidiaries	Eliminations	Consolidated

Revenues
Gathering, processing and transportation of natural gas	$—	$30,717	$—	$30,717
Natural gas, natural gas liquids and condensate sales	1,774	16,205	—	17,979
Equity income and other	—	2,192	—	2,192

Total Revenues	$1,774	$49,114	$—	$50,888

Operating Expenses
Cost of product	$—	$12,528	$—	$12,528
Operation and maintenance	—	9,272	(36)	9,236
General and administrative	4,386	301	36	4,723
Property and other taxes	—	1,757	—	1,757
Depreciation and amortization	14	8,607	—	8,621

Total Operating Expenses	$4,400	$32,465	$—	$36,865

Operating Income (Loss)	$(2,626)	$16,649	$—	$14,023
Interest income, net — affiliates	2,438	2	—	2,440
Other income	5	—	—	5
Equity income from subsidiaries	17,141	—	(17,141)	—

Income Before Income Taxes	$16,958	$16,651	$(17,141)	$16,468
Income Tax (Benefit)	—	(490)	—	(490)

Net Income	$16,958	$17,141	$(17,141)	$16,958

Notes to unaudited consolidated financial statements of Western Gas Partners, LP

Balance Sheet	As of March 31, 2009
	(in thousands)
	Western Gas	Guarantor
	Partners, LP	Subsidiaries	Eliminations	Consolidated

Cash and cash equivalents	$27,296	$—	$—	$27,296
Other current assets	408	66,290	(49,965)	16,733
Note receivable — Anadarko	260,000	—	—	260,000
Investment in subsidiaries	590,039	—	(590,039)	—
Net property, plant and equipment	259	514,322	—	514,581
Goodwill	—	14,436	—	14,436
Equity investment	—	18,622	—	18,622
Other assets	596	—	—	596

Total Assets	$878,598	$613,670	$(640,004)	$852,264

Accounts payable	$49,965	$4,252	$(49,965)	$4,252
Other current liabilities	162	9,641	—	9,803
Note payable — Anadarko	175,000	—	—	175,000
Other long-term liabilities	—	9,738	—	9,738

Total Liabilities	225,127	23,631	(49,965)	198,793
Partners’ Capital	653,471	590,039	(590,039)	653,471

Total Liabilities and Partners’ Capital	$878,598	$613,670	$(640,004)	$852,264

Balance Sheet	As of December 31, 2008
	(in thousands)
	Western Gas	Guarantor
	Partners, LP	Subsidiaries	Eliminations	Consolidated

Cash and cash equivalents	$33,306	$—	$—	$33,306
Other current assets	459	50,430	(38,816)	12,073
Note receivable — Anadarko	260,000	—	—	260,000
Investment in subsidiaries	574,442	—	(574,442)	—
Net property, plant and equipment	273	517,542	—	517,815
Goodwill	—	14,436	—	14,436
Equity investment	—	18,183	—	18,183
Other assets	628	—	—	628

Total Assets	$869,108	$600,591	$(613,258)	$856,441

Accounts payable	$38,816	$5,544	$(38,816)	$5,544
Other current liabilities	338	10,459	—	10,797
Note payable — Anadarko	175,000	—	—	175,000
Other long-term liabilities	—	10,146	—	10,146

Total Liabilities	$214,154	$26,149	$(38,816)	$201,487
Partners’ Capital	$654,954	$574,442	$(574,442)	$654,954

Total Liabilities and Partners’ Capital	$869,108	$600,591	$(613,258)	$856,441

Notes to unaudited consolidated financial statements of Western Gas Partners, LP

Statement of Cash Flows	Three Months Ended March 31, 2009
	(in thousands)

	Western Gas	Guarantor
	Partners, LP	Subsidiaries	Eliminations	Consolidated

Cash Flows from Operating Activities
Net income	$16,958	$17,141	$(17,141)	$16,958
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14	8,607	—	8,621
Deferred income taxes	—	(555)	—	(555)
Changes in assets and liabilities:
(Increase) in accounts receivable and natural gas imbalance receivable	—	(17,680)	11,150	(6,530)
Increase (decrease) in accounts payable and accrued expenses	10,973	(640)	(11,150)	(817)
Increase (decrease) in other items, net	215	(327)	—	(112)

Net cash provided by operating activities	$28,160	$6,546	$(17,141)	$17,565
Cash Flows from Investing Activities
Capital expenditures	$—	$(6,546)	$—	$(6,546)
Investment in subsidiary	(15,597)	—	15,597	—

Net cash used in investing activities	$(15,597)	$(6,546)	$15,597	$(6,546)
Cash Flows from Financing Activities
Distribution to unitholders	$(17,029)	$—	$—	$(17,029)
Net distributions to parent	(1,544)	—	1,544	—

Net cash used in financing activities	$(18,573)	$—	$1,544	$(17,029)

Net Decrease in Cash and Cash Equivalents	$(6,010)	$—	$—	$(6,010)
Cash and Cash Equivalents at Beginning of Period	33,306	—	—	33,306

Cash and Cash Equivalents at End of Period	$27,296	$—	$—	$27,296